EXHIBIT 99.4



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              FORM OF LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,
                       TRUST COMPANIES AND OTHER NOMINEES


                       BOWATER CANADA FINANCE CORPORATION

                                Offer to Exchange

        7.95% Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding 7.95% Notes due
2011

To: Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

    Upon and subject to the terms and conditions set forth in the prospectus, dated December , 2001 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), an offer to exchange (the "Exchange Offer") the registered 7.95% Notes due 2011 (the "Exchange Notes") for any and all outstanding 7.95% Notes due 2011 (the "Original Notes") is being made pursuant to such Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of Bowater Canada Finance Corporation (the "Company") and its parent, Bowater Incorporated ("Bowater"), contained in the Exchange and Registration Rights Agreement, dated as of November 6, 2001, between the Company, Bowater and Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several purchasers named in
Schedule 1 to the Original Notes Purchase Agreement (the "Initial Purchasers").

    We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

    1. Prospectus dated December , 2001;

    2. The Letter of Transmittal for your use and for the information of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.


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    Your prompt action is requested. The Exchange Offer will expire at 5:00
p.m., New York City time, on January   , 2002, unless extended by the
Company (the "Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

    To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Notes, or a timely confirmation of a book-entry transfer of such Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

    If holders of Original Notes wish to tender, but it is impracticable for them to forward their certificates for Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "Exchange Offer--Procedures for Tendering Original Notes--Guaranteed Delivery Procedures."

    Additional copies of the enclosed material may be obtained from the Exchange Agent.

        Exchange Agent Telephone: (212) 235-2358

        Facsimile: (212) 235-2261

                                              Very truly yours,

                                              BOWATER CANADA FINANCE
                                              CORPORATION

        Nothing herein or in the enclosed documents shall constitute you or any person as an agent of the Company or the Exchange Agent, or authorize you or any other person to make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus and the Letter of Transmittal.

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